EXHIBIT 32.1

                            Certification Pursuant to
                         Exchange Act Rule 15d-14(b) and
                             18 U.S.C. Section 1350

         In connection with the Quarterly Report of Astrata Group Incorporated (the "Company") on Form 10-QSB for the period ending May 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Martin Euler, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

      i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Astrata Group Incorporated and will be retained by Astrata Group Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: August 3, 2006

                                              /S/ MARTIN EULER
                                              ----------------------------------
                                              Name:  Martin Euler
                                              Title: Chief Executive Officer and
                                                     Chief Financial Officer